Exhibit 99.2

Deloitte & Touche LLP
100 Queen Street
Suite 800
Ottawa, Ontario
K1P 5T8

INDEPENDENT AUDITORS’ REPORT	Tel: (613) 236-2442
Fax: (613) 236-2195
www.deloitte.ca

To the Board of Directors and Shareholders of

Core Networks Incorporated

We have audited the accompanying consolidated balance sheets of Core Networks Incorporated (a development stage company) as at April 30, 2004 and 2003 and the consolidated statements of operations and deficit, of cash flows and of shareholders’ equity (deficiency) for each of the years in the two-year period ended April 30, 2004, and for the period from May 19, 1998 (date of inception) to April 30, 2004. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. The Company’s financial statements as of and for the year ended April 30, 2001, and for the period May 19, 1998 (date of inception) through April 30, 2001 were audited by other auditors whose report, dated June 4, 2001, expressed an unqualified opinion on those statements. The financial statements for the period May 19, 1998 (date of inception) through April 30 2001 reflect total revenues and net loss of $1,271,877 and $5,510,394, respectively, of the related totals. The other auditors’ report has been furnished to us, and our opinion, insofar as it relates to the amounts included for such prior period, is based solely on the report of such other auditors.

We conducted our audits in accordance with Canadian generally accepted auditing standards and with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of other auditors, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at April 30, 2004 and 2003 and the results of its operations and deficit, its cash flows and its shareholders’ equity (deficiency) for each of the years in the two-year period ended April 30, 2004 and for the period from May 19, 2001 (date of inception) through April 30, 2004, in accordance with Canadian generally accepted accounting principles.

Chartered Accountants

Ottawa, Canada

September 23, 2004

Comments by Auditors on Canada-United States of America Reporting Difference

In the United States of America, reporting standards for auditors require the addition of an explanatory paragraph when the financial statements are affected by conditions and events that cast substantial doubt on the Company’s ability to continue as a going concern, such as those described in Note 2 to the financial statements. Although we conducted our audits in accordance with both Canadian generally accepted auditing standards and auditing standards generally accepted in the United States of America, our report to the Board of Directors and Shareholders dated September 23, 2004 is expressed in accordance with Canadian reporting standards which do not permit a reference to such conditions and events in the auditors’ report when these are adequately disclosed in the financial statements.

Chartered Accountants

Ottawa, Canada

September 23, 2004

Core Networks Incorporated

(A Development Stage Company)

In Canadian Dollars

CONSOLIDATED BALANCE SHEETS

As at April 30, 2004

	2004 $	2003 $

ASSETS
Current assets
Cash and cash equivalents	766,641	686,648
Short-term marketable securities	100,000	226,808
Accounts receivable	118,138	1,091,781
Prepaid expenses	102,950	96,055

	1,087,729	2,101,292
Capital assets [note 4]	1,006,636	1,501,928

	2,094,365	3,603,220

LIABILITIES AND SHAREHOLDERS’ DEFICIENCY
Current liabilities
Accounts payable and accrued liabilities [note 14]	1,281,697	520,298
Deferred revenue	361,241	193,077
Current portion of long-term debt [note 5]	661,839	72,143
Current portion of convertible debenture [note 6]	600,000	—

	2,904,777	785,518
Deferred lease inducement	12,092	22,761
Long-term debt [note 5]	761,100	39,661
Convertible debenture [note 6]	6,382,795	4,664,000

	10,060,764	5,511,940

Commitments and contingencies [note 8]
Shareholders’ Deficiency
Capital stock [note 7]	21,882,475	21,013,474
Deficit	(29,848,874)	(22,922,194)

	(7,966,399)	(1,908,720)

	2,094,365	3,603,220

See accompanying notes to consolidated financial statements

Core Networks Incorporated

(A Development Stage Company)

In Canadian Dollars

CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT

Year ended April 30, 2004

	Cumulative from Inception $	2004 $	2003 $

Revenue	7,538,634	2,412,414	2,487,635

Expenses
Professional services	3,482,692	561,713	709,850
General and administrative	11,316,615	3,343,279	3,611,607
Research and development	10,411,526	2,971,492	2,818,261
Sales and marketing	12,869,335	2,467,964	3,579,201

	38,080,168	9,344,448	10,718,919

Loss before the following	(30,541,534)	(6,932,034)	(8,231,284)
Interest income	503,676	5,354	35,687

Loss from continuing operations	(30,037,858)	(6,926,680)	(8,195,597)
Discontinued operations	188,984	—	—

Net loss for the period	(29,848,874)	(6,926,680)	(8,195,597)
Deficit, beginning of period	—	(22,922,194)	(14,726,597)

Deficit, end of period	(29,848,874)	(29,848,874)	(22,922,194)

Basic and diluted loss per common share (Note 14)		($0.41)	($1.03)
Weighted average common shares outstanding		17,085,092	7,950,277

See accompanying notes to consolidated financial statements

Core Networks Incorporated

(A Development Stage Company)

In Canadian Dollars

CONSOLIDATED STATEMENTS OF CASH FLOWS

Year ended April 30, 2004

	Cumulative from Inception $	2004 $	2003 $

Cash provided by (used in)
OPERATING ACTIVITIES
Loss from operations	(30,037,858)	(6,926,680)	(8,195,597)
Charges (credits) not involving cash
Amortization	2,104,333	632,764	546,956
Loss on disposal of capital assets	52,344	43,215	9,129
Write-off of capital assets	52,015	52,015	—
Lease inducement	12,092	(10,669)	(7,112)
Accretion of term debt	60,000	60,000	—
Accretion of convertible debt	272,000	158,000	114,000

	(27,485,074)	(5,991,355)	(7,532,624)
Net change in non-cash working capital balances related to operations [note 9]	1,421,850	1,896,311	(1,265,147)

	(26,063,224)	(4,095,044)	(8,797,771)

FINANCING ACTIVITIES
Payments on capital leases	(500,195)	(22,465)	(189,186)
Proceeds from long-term debt	2,227,790	1,793,600	—
Repayments of long-term debt	(624,849)	(280,000)	(52,531)
Proceeds from convertible debenture	7,489,795	2,789,795	4,700,000
Proceeds from issue of capital stock	20,863,475	1	12

	29,456,016	4,280,931	4,458,295

INVESTING ACTIVITIES
Acquisition of capital assets	(2,739,161)	(234,150)	(156,855)
Sale of capital assets	24,026	1,448	18,750
Cash provided from discontinued operations	188,984	—	—
Disposal (acquisition) of short-term marketable securities	(100,000)	126,808	181,934

	(2,626,151)	(105,894)	43,829

Net change in cash and cash equivalents	766,641	79,993	(4,295,647)
Cash and cash equivalents, beginning of period	—	686,648	4,982,295

Cash and cash equivalents, end of period	766,641	766,641	686,648

Supplemental Information:
Interest income	503,676	5,354	35,687
Interest paid	242,215	138,332	11,153

See accompanying notes to consolidated financial statements

CORE NETWORKS INCORPORATED

(A Development Stage Company)

Consolidated Statements of Shareholders’ Equity (Deficiency)

as at April 30, 2004 and 2003

(in Canadian dollars)

	Common Shares		Class A Common Shares		Class B Common Shares		Class A Preference Shares		Class B Preference Shares		Additional Paid in Capital	Retained Earnings (Deficit)	Shareholders’ Deficiency
	Number	Amount	Number	Amount	Number	Amount	Number	Amount	Number	Amount
Common shares issued for cash	4,925,000	$198,000	—	$—	—	$—	—	$—	—	$—	$—	$—	$198,000
Net income	—	—	—	—	—	—	—	—	—	—	—	93,700	93,700

Balance April 30, 1999	4,925,000	198,000	—	—	—	—	—	—	—	—	—	93,700	291,700
Common shares redesignated as Class A common shares	(4,925,000)	(198,000)	4,925,000	198,000	—	—	—	—	—	—	—	—	—
Class B common shares issued for cash	—	—	—	—	93,000	20,750	—	—	—	—	—	—	20,750
Class A preference shares issued for cash	—	—	—	—	—	—	3,375,000	2,700,000	—	—	—	—	2,700,000
Share issuance costs	—	—	—	—	—	—	—	—	—	—	(46,522)	—	(46,522)
Net loss	—	—	—	—	—	—	—	—	—	—	—	(533,963)	(533,963)

Balance April 30, 2000	—	—	4,925,000	198,000	93,000	20,750	3,375,000	2,700,000	—	—	(46,522)	(440,263)	2,431,965
Class A common shares redesignated as common shares	4,925,000	198,000	(4,925,000)	(198,000)	—	—	—	—	—	—	—	—	—
Class B common shares redesignated as common shares	93,000	20,750	—	—	(93,000)	(20,750)	—	—	—	—	—	—	—
Class B preference shares issued for cash	—	—	—	—	—	—	—	—	8,122,100	16,090,200	—	—	16,090,200
Share issuance costs	—	—	—	—	—	—	—	—	—	—	(114,243)	—	(114,243)
Net loss	—	—	—	—	—	—	—	—	—	—	—	(5,070,131)	(5,070,131)

Balance April 30, 2001	5,018,000	218,750	—	—	—	—	3,375,000	2,700,000	8,122,100	16,090,200	(160,765)	(5,510,394)	13,337,791
Common shares issued for cash	6,250	3,140	—	—	—	—	—	—	—	—	—	—	3,140
Class B preference shares issued for cash	—	—	—	—	—	—	—	—	1,028,869	2,046,665	—	—	2,046,665
Share issuance costs	—	—	—	—	—	—	—	—	—	—	(34,528)	—	(34,528)
Net loss	—	—	—	—	—	—	—	—	—	—	—	(9,216,203)	(9,216,203)

Balance April 30, 2002	5,024,250	221,890	—	—	—	—	3,375,000	2,700,000	9,150,969	18,136,865	(195,293)	(14,726,597)	6,136,865
Common shares issued for cash	12,000,000	12	—	—	—	—	—	—	—	—	—	—	12
Equity component of convertible debt (Note 6)	—	—	—	—	—	—	—	—	—	—	150,000	—	150,000
Net loss	—	—	—	—	—	—	—	—	—	—	—	(8,195,597)	(8,195,597)

Balance April 30, 2003	17,024,250	221,902	—	—	—	—	3,375,000	2,700,000	9,150,969	18,136,865	(45,293)	(22,922,194)	(1,908,720)
Common shares issued for cash	67,500	1	—	—	—	—	—	—	—	—	—	—	1
Equity component of convertible debt (Note 6)	—	—	—	—	—	—	—	—	—	—	629,000	—	629,000
Equity component of term debt (Note 5)	—	—	—	—	—	—	—	—	—	—	240,000	—	240,000
Net loss	—	—	—	—	—	—	—	—	—	—	—	(6,926,680)	(6,926,680)

Balance April 30, 2004	17,091,750	$221,903	—	$—	—	$—	3,375,000	$2,700,000	9,150,969	$18,136,865	$823,707	$(29,848,874)	$(7,966,399)

See accompanying Notes to the Consolidated Financial Statements

6

1.	Nature of operations

The Company, incorporated on May 19, 1998, develops and markets OSS software. Similar to other companies at this stage of development, the Company is subject to numerous risks, including the uncertainty of its ability to develop its markets.

2.	Going concern

While the financial statements have been prepared on the basis of accounting principles applicable to a going concern, certain conditions and events cast substantial doubt upon this assumption.

The Company has incurred significant operating losses since inception, has a significant deficit and working capital deficiency and its ability to realize carrying value of its assets is dependent on successfully bringing its technologies to market and achieving future profitable operations, the outcome of which cannot be determined at this time. The Company plans to seek continued funding of the development of its technologies by raising additional capital. Ultimately, the Company must achieve sufficient revenues to support its cost structure. Subsequent to year end, the Company entered into an agreement to sell all or substantially all of the assets of the Company (Note 13).

If the going concern assumption were not appropriate for these financial statements, then adjustments would be necessary in the carrying values of assets and liabilities, the reported excess of revenue over expenses and the balance sheet classifications used.

3.	Significant accounting policies

The financial statements have been prepared in Canadian dollars in accordance with accounting principles generally accepted in Canada and include the following significant accounting policies:

Basis of consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries in The Netherlands and the United States. Significant intercompany accounts and transactions have been eliminated.

Cash and cash equivalents

Cash and cash equivalents are comprised of cash and short-term investments with original maturity dates of less than three months.

Short-term marketable securities

Short-term marketable securities include bonds, debentures and discount notes with original maturities in excess of three months which are carried at the lower of cost and market value. As at April 30, 2003 and 2004, the Company’s short-term marketable securities consisted solely of available-for-sale investments and their carrying value was substantially the same as their market value.

Capital assets and amortization

Amortization of capital assets is calculated using the straight-line basis over the following estimated useful lives:

Computer equipment	36 months
Office furniture and equipment	72 months
Leasehold improvements	120 months

Capital assets are reviewed for impairment on the basis of undiscounted cash flows. If the sum of the undiscounted cash flows are less than the asset’s carrying value, the asset is written down to its fair value.

Deferred lease inducements

The Company received a period of free rent as a condition of its lease, the benefit of which is being written off over the term of the lease on a straight-line basis.

Income taxes

The Company uses the liability method of accounting for income taxes. Under this method, current income taxes are recognized for the estimated income taxes payable for the current year. Future income tax assets and liabilities are recognized for temporary differences between the tax and accounting bases of assets and liabilities as well as for the benefit of losses available to be carried forward to future years for tax purposes. The Company recognizes future income tax assets to the extent that they are more likely than not to be utilized.

Revenue recognition and deferred revenue

Revenue from software licenses is recognized upon the delivery of the software if it is a one-time fee and collectibility is reasonably assured. For software licenses where the fee is based on a per subscriber per month charge, the revenue is recognized each month if collectibility is reasonably assured. If, after delivery of the software, there remain significant obligations to be fulfilled by the Company, revenue is recognized when those obligations are fulfilled in all material respects.

Support and maintenance arrangements do not provide specific upgrade rights and provide technical support and the right to unspecified upgrades on an if-and-when-available basis. Revenue from support arrangements is recognized on a straight-line basis over the life of the related agreement, which is typically one year. If support, consulting services or training are part of an arrangement that includes a license agreement, amounts related to support, consulting services, training are allocated among these elements based on vendor-specific objective evidence. Vendor-specific objective evidence for support, professional services and license agreements is based on the price when such elements are sold separately or, when not sold separately, the price is established by management having the relevant authority. Where discounts are offered on multiple element arrangements, a proportionate amount of that discount is applied to each element included in the arrangement based on each element’s fair value. Consulting and training revenue is recognized when services are provided to the customer. Customer advances and billed amounts due from customers in excess of revenue recognized are recorded as deferred revenue.

Deferred revenue includes that portion of amounts from service contracts or per subscriber per month software licenses for which the services have not been rendered or use of the software licenses has not commenced. When collectibility of amounts invoiced is not reasonably assured, the related revenue is deferred.

Research and development

Research costs are expensed in the period incurred. Where, in the opinion of management, the deferral criteria established by the Canadian Institute of Chartered Accountants are satisfied in all material respects, development expenditures are capitalized and amortized over the estimated earning life of the related products. To date, no development costs have been deferred.

Investment tax credits

Investment tax credits relating to scientific research and experimental development expenditures are recorded in the accounts in the fiscal period the qualifying expenditures are incurred provided it is more likely than not that the tax credit will be realized. Investment tax credits in connection with research and development activities are accounted for using the cost reduction method which recognizes the credits as a reduction of the cost of the related assets or expenditures.

Foreign currency translation

The accounts of the subsidiaries, which are considered to be integrated subsidiaries, and accounts in foreign currencies have been translated into Canadian dollars using the temporal method of foreign currency translation. Under this method, monetary items are translated at the rate of exchange in effect at year end. Non-monetary items are translated at rates in effect on the dates of the transactions. Revenues and expenses are translated at rates in effect during the year except for amortization which is translated at the same rate as the assets to which it relates. Gains and losses from translation are included in earnings in the year in which they occur. In fiscal 2004 a gain of $28,729 was recorded (2003 – loss of $4,220).

Foreign exchange risk arises because of fluctuations in exchange rates. The Company conducts a significant portion of its business activities in foreign currencies, primarily United States dollars. The assets, liabilities, revenue and expenses that are denominated in foreign currencies will be affected by changes in the exchange rate between the Canadian dollar and these foreign currencies.

Management estimates

The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenditures during the reported period. Actual results could differ from those reported.

Financial instruments

The fair values of the Company’s cash and cash equivalents, short-term marketable securities, accounts receivable, prepaid expenses, accounts payable and accrued liabilities, deferred revenue and long-term debt approximate their carrying values. The fair value of the convertible debenture is not readily determinable.

Stock option plan

The Company has a stock option plan as described in Note 7. During the year ended April 30, 2004, the Company adopted the accounting recommendations of the new CICA handbook section 3870, Stock-Based Compensation and other Stock-Based Payments. Accordingly, the Company uses the fair value based method to measure all stock-based awards made to non-employees, and for direct awards made to directors and employees of common shares, stock appreciation rights, and awards that call for settlement for cash or other assets. Awards that the Company has the ability to settle in shares are recorded as equity whereas awards where the Company is required to or has a practice of settling in cash are recorded as liabilities. The Company has adopted the intrinsic method of accounting for stock options granted to directors and employees, and the disclosure only provision of Section 3870 with respect to the fair value method. In accordance with the transition provisions of CICA Handbook Section 3870, the section is adopted on a prospective basis and applies only to awards granted on or after the date of adoption. Any consideration paid by employees on exercise of stock options or purchase of stock is credited to share capital. If stock or stock options are repurchased from employees, the excess of the consideration paid over the average carrying amount of the stock or stock option cancelled is charged to retained earnings.

4.	Capital assets

		2004		2003
	Cost $	Accumulated Amortization $	Net Book Value $	Net Book Value $
Computer equipment	1,674,043	1,359,729	314,314	537,361
Office furniture and equipment	859,609	528,440	331,169	492,135
Leasehold improvements	555,620	194,467	361,153	472,432

Total	3,089,272	2,082,636	1,006,636	1,501,928

Equipment cost includes assets under capital lease in the amount of $500,195 (2003 - $500,195). These are non-cash transactions and have been excluded from the statement of cash flows.

Capital assets are recorded net of accumulated investment tax credits of $71,391 (2003 - $71,391).

5.	Long-term debt

The Company received USD$1,200,000 in August 2003 and a further CAD$125,000 in November 2003 from separate issuances of secured term debt.

The CAD$ term debt bears interest at bank prime +3% and is repayable over 2 years in monthly payments of CAD$5,208 plus interest. The CAD$ term debt is secured by a security agreement over specified capital assets of the Company.

The USD$ term debt bears interest at 12.25% and is repayable over 3 years in blended monthly installment payments of USD$40,000. As part of the financing, the Company granted to the debt holder the following options and warrants: 1,200,000 common share warrants at a price of $0.0001, an option to invest up to USD$500,000 in the Company’s next round of financing at the price set by the lead investor and an option to invest up to USD$240,000 in either the Company’s next round of equity financing at the price set by the lead investor or, if the Company does not close an equity round of financing within 18 months of this financing, in Class B preference shares at a price of USD$1.29 per share. The warrants and options expire in July 2010. The USD$ term debt is secured by a general security agreement over all assets of the Company.

The conversion rate of Class A and Class B preference shares is subject to modification in certain circumstances to prevent dilution. As a result of the USD$ term debt financing, the conversion rate of Class A and Class B preference shares increased from 2.12:1 to 2.18:1.

The Company has assigned carrying amounts to the liability and equity elements of the USD$ term debt financing in accordance with the substance of the contractual arrangement. The Company has determined the carrying amount of the financial liability by discounting the stream of future cash payments of interest and principal at an estimated market rate of 17% for a similar liability that does not have an associated equity component. The carrying amount of the equity component of the USD$ term debt, representing the detachable common share warrants, is $240,000.

During fiscal 2004, the Company accreted to earnings on a straight-line basis $60,000 (2003 - $0) of the $240,000 discount on the USD$ term debt. As of April 30, 2004, $180,000 remains a reduction of the financial liability component of the term debt debenture to be accreted to earnings on a straight-line basis until the maturity date of the debt.

	2004 $	2003 $
Royal Bank of Canada, term debt, bearing interest at bank prime +3%, repayable in monthly principal installments of $5,208 plus interest, secured by related assets	104,167	—
QK Investments Inc., term debt, bearing interest at 12.25%, repayable in blended monthly installments of USD$40,000, secured by general security agreement	1,454,153	—
QK Investments Inc., reduction of financial liability component to be accreted on a straight line basis until July 2006	(180,000)	—
Atlantic Canada Opportunities Agency (ACOA) unsecured loan for development, interest free, repayable in monthly installments of $2,405	31,265	55,315
ACOA unsecured loan for marketing, interest free, repayable in monthly installments of $945	—	10,397
ACOA unsecured loan for marketing, interest free, repayable in monthly installments of $1,027	13,354	23,626
IBM Canada Limited, equipment leases, bearing interest at 6.57%, repayable in blended monthly installments of $8,146, secured by related assets	—	19,944
CIT Financial Limited, equipment leases, bearing interest at 14.98%, repayable in blended monthly installments of $862, secured by related assets	—	2,522

	1,422,939	111,804
Less: Current portion	661,839	72,143

	761,100	39,661

The aggregate amount of principal payments required in each of the next three years to meet retirement provisions is as follows:

Year ending April 30, 2005	$741,840
2006	682,866
2007	178,233

During fiscal 2004, the Company paid interest on long-term debt in the amount of $138,332 (2003 - $11,153).

6.	Convertible debentures and common share purchase warrants

The Company received $2,300,000 in August 2003 and a further $600,000 in April 2004 from separate issuances of secured convertible debentures to existing significant shareholders.

As part of the August 2003 debenture financing, new convertible debentures were issued to replace debentures issued during the previous year. The August 2003 debentures include the earlier debentures of $4,700,000 as well as the new proceeds of $2,300,000.

The August 2003 convertible debentures mature in August, 2006 and bear interest at 8%. The debentures are convertible to equity in the Company’s next round of equity financing at a 10% discount to the price set by the lead investor. The debentures may also be converted to Class B preference shares of the Company at a conversion price of USD$1.29, adjusted by the conversion rate then in effect for Class B preference shares.

The April 2004 convertible debentures mature at June 30, 2004 and bear interest at 8%. The debentures are convertible to equity in the Company’s next round of equity financing at a 10% discount to the price set by the lead investor. The debentures may also be converted to Class B preference shares of the Company at a conversion price of USD$1.29, adjusted by the conversion rate then in effect for Class B preference shares.

All debentures are subject to a Proceeds Sharing Agreement between the debenture holders and are secured by a general security agreement. The debentures rank higher than all other debt except the term debt issued during the year per Note 5.

As part of debenture financings during fiscal 2003, the Company granted 21,000,000 common share warrants to the debenture holders at a price of $0.000001 per share. During fiscal 2003, the warrant holders exercised 12,000,000 of the common share warrants for total cash consideration of $12. At April 30, 2004, 9,000,000 common share warrants were outstanding, and expire in March and April, 2007.

The Company has assigned carrying amounts to the liability and equity elements of the above convertible debentures in accordance with the substance of the contractual arrangement. The Company has determined the carrying amount of the financial liability by discounting the stream of future cash payments of interest and principal at an estimated market rate of 17% for a similar liability that does not have an associated equity component. The carrying amount of the equity component of the convertible debenture, representing the conversion feature and the detachable common share warrants, is $779,000 (2003 - $150,000) and has been recorded in capital stock.

During fiscal 2004, the Company expensed $487,977 of interest on the debentures (2003- $101,432) and accreted $158,000 (2003 - $114,000) of the $779,000 discount on the convertible debenture. As of April 30, 2004, $507,000 remains presented as a reduction of the financial liability component of the convertible debenture to be accreted on a straight line basis until the maturity date of the related debenture.

7.	Capital stock

a)	Authorized

At April 30, 2004, the Company’s authorized capital stock was as follows:

Unlimited	common shares, voting, without nominal or par value

3,500,000	Class A preference shares, voting, convertible, without nominal or par value

100,000,000	Class B preference shares, voting, convertible, without nominal or par value, with a cumulative preferential dividend of 10%, payable only on liquidation, dissolution or wind-up

b)	Conditions of preference shares

At issuance, each Class A and Class B preference share is convertible into common shares, without additional payment and at the option of the holder, at any time, on a one-for-one basis. The conversion rate is subject to modification in certain circumstances to prevent dilution. As a result of warrants issued in connection with the issuance of convertible debentures in the previous year (as per Note 6) and the issuance of term debt in the current year (as per Note 5), the conversion rate of Class A and Class B preference shares has increased to 2.18:1.

Each Class A and Class B preference share is automatically converted into common shares if the Company closes a qualified Initial Public Offering (IPO) prior to December 31, 2004.

In the event of liquidation, dissolution or wind up of the Company (including a sale of substantially all of its assets or a merger or consolidation which results in the current voting shares being less than 50% of the newly-created entities’ voting shares in other than a qualifying sale), the Class B preference shares are paid out first at the greater of US$2.58 per share, together with all unpaid dividends, or the amount that would have been paid to the shareholder if the shares had been converted into common shares. The Class A preference shares are then paid out at the greater of CDN$1.60 per share, together with all unpaid dividends, and the amount that would have been paid to the shareholders if the shares had been converted into common shares.

If a qualified IPO has not occurred by December 31, 2004, upon attaining the approval of the holders of 80% of the Class B preference shares, the preferred shareholders are entitled to require the corporation to form a committee to investigate the sale or liquidity options for all of the shares or assets of the corporation. The committee would have the authority to negotiate and settle a form of purchase and sale agreement.

c)	Shareholder agreement

Under the terms of a shareholder agreement, if, prior to the occurrence of a qualified IPO, any shareholders receive a take-over bid that they wish to accept, they must provide a copy of the take-over bid to the other shareholders along with notice that they wish to accept such take-over bid. If shareholders holding not less than 67% of the total shares issued and outstanding and not less than 80% of the Class B preference shares wish to accept such a take-over bid, those shareholders can require the remaining shareholders to convert their Class A and Class B preference shares to common shares and sell the shares held by them to the third party pursuant to the terms of the take-over bid. Upon the consummation of a take-over bid all shareholders, regardless of class of shares, shall receive the same compensation per share.

d)	Stock option plan & Employee Participation Agreement

The Company has a stock option plan under which it can grant options to employees, directors and consultants. The board of directors periodically establishes a pool of available options for the purposes of the plan. As at April 30, 2004, the pool of options available for grant was 3,986,250 options for shares of common stock.

Under contracts of employment with certain employees, upon the earlier of the closing date of the Company’s next round of equity financing or a specified date, those employees will be granted options equal to 9.5% of the fully-diluted capital of the Company. In order to satisfy the contractual obligations, an increase in the pool of available options will be required. The exact amount of the increase cannot be determined at this time.

Unless otherwise determined by the compensation committee of the board of directors at the time of granting an option, 25% of the option shares granted are exercisable on each of the first four anniversary dates with the option expiring on the fifth anniversary of the date of the grant.

During fiscal 2004, the Company created an Employee Participation Agreement under which the board of directors granted to employees and consultants, a share of the proceeds of any acquisition of Core Networks. The Employee Participation Pool is 10% of the net transaction proceeds.

A summary of the status of the Company’s stock option plan as of April 30, 2004 and 2003 and changes during the years ending on those dates is presented below:

	2004		2003
	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
Outstanding at beginning of the year	1,242,500	1.03	1,982,500	1.07
Granted	—	0.00	420,000	1.50
Exercised	(67,500)	0.67	—	—
Forfeited or expired	(142,500)	1.37	(1,160,000)	1.27

Outstanding at end of year	1,032,500	1.03	1,242,500	1.03

Options exercisable at year-end	591,250		429,375

Options Outstanding				Options Exercisable
Range of Exercise Prices $	Number Outstanding	Weighted Average Remaining Contractual Life (years)	Weighted Average Exercise Price $	Number Exercisable	Weighted Average Exercise Price $
0.50	380,000	1.16	0.50	285,000	0.50
0.70	160,000	1.50	0.70	120,000	0.70
1.50	492,500	2.73	1.50	186,250	1.50

	1,032,500	1.96	1.03	591,250	0.86

8.	Commitments and contingencies

The annual minimum payments under long-term lease agreements are as follows:

Year ending April 30, 2005	$232,982
2006	188,683
2007	163,943
2008	139,312
2009 and beyond	204,844

The Company has provided a letter of credit of $100,000 as security for credit card balances.

9.	Net change in non-cash working capital balances related to operations

	Cumulative from inception $	2004 $	2003 $
Decrease (increase) in assets
Accounts receivable	(118,138)	973,643	(854,269)
Prepaid expenses	(102,950)	(6,895)	52,615
Increase (decrease) in liabilities
Accounts payable and accrued liabilities	1,281,697	761,399	(368,581)
Deferred revenue	361,241	168,164	(94,912)

	1,421,850	1,896,311	(1,265,147)

10.	Investment tax credits and income taxes

The Company claims research and development deductions and related investment tax credits for tax purposes based on management’s interpretation of the applicable legislation in the Income Tax Act of Canada. These claims are subject to audit by Canada Revenue Agency and any adjustments that result could affect investment tax credits recorded in the financial statements. In the opinion of management, the treatment of research and development for income tax purposes is appropriate.

Investment tax credits

During fiscal 2004, the Company recorded $230,000 of investment tax credits in respect of current research and development expenditures incurred in 2002 as a reduction to research and development expense. No investment tax credits have been recorded in respect of current or capital research and development expenditures incurred in 2003 or 2004. The Company also has investment tax credit carryforwards of approximately $150,000 which begin to expire in 2010, the benefit of which are not recorded in the financial statements.

Research and development expenses

As at April 30, 2004, the Company has research and development costs of approximately $1,046,000 (2003- $1,046,000) which have not been deducted for income tax purposes, and which are available indefinitely to reduce future years’ Canadian Federal and Provincial taxable income. No recognition has been given in these financial statements to the potential tax benefits associated with the balance of these unused research and development costs.

Tax loss carryforwards

The Canadian Company has tax loss carryforwards totaling approximately $20,800,000 (2003 - $17,346,000) expiring primarily in years 2007 to 2011 available to reduce future years’ income for tax purposes. The US Company has tax loss carryforwards totaling approximately $4,350,000 (2003 - $2,420,000) expiring primarily in years 2022 to 2024 available to reduce future years’ income for tax purposes. The Netherlands Company has tax loss carryforwards totaling approximately $1,500,000 (2003 - $1,400,000) with no expiry available to reduce future years’ income for tax purposes. The benefit of these loss carryforwards has not been recorded in these financial statements.

11.	Related party transactions

The Company had the following transactions with shareholders based on terms and conditions reflecting market conditions at the time:

	2004 $	2003 $
Rent paid	19,800	19,800

No further commitments have been made to a related party after 2004. See notes 6 and 12 for additional transactions with related parties.

12.	Subsequent event – Convertible Debenture Financing

In June 2004, the Company received cash of $300,000 and a further $700,000 from two separate issuances of secured convertible debentures to existing significant shareholders.

The June 2004 convertible debentures of $300,000 matured on June 30, 2004 and bore interest at 8%. The debentures are convertible to equity in the Company’s next round of equity financing at a 10% discount to the price set by the lead investor. The debentures may also be converted to Class B preference shares of the Company at a conversion price of USD$1.29, adjusted by the conversion rate then in effect for Class B preference shares.

The June 2004 convertible debentures of $700,000 mature at September 30, 2004 and bear interest at 8%. The debentures are convertible to equity in the Company’s next round of equity financing at a 10% discount to the price set by the lead investor. The debentures may also be converted to Class B preference shares of the Company at a conversion price of USD$1.29, adjusted by the conversion rate then in effect for Class B preference shares.

13.	Subsequent event – Agreement to Sell the Assets of the Company

On September 2, 2004, the Company closed an agreement with SupportSoft Inc. (a US public company) whereby SupportSoft Inc. acquired all or substantially all of the assets of the Company for a purchase price of USD$16,850,000 in cash and the assumption of certain operating liabilities. After the transaction closes, the Company will distribute the net proceeds to debt holders and shareholders in accordance with the ranking of claims described in notes 5, 6, 7 and 12.

14.	Reconciliation to United States GAAP

The financial statements of the Company have been prepared in accordance with Canadian generally accepted accounting principles (CND GAAP). The following adjustments would be required in order to present the financial statements in accordance with United States generally accepted accounting principles (US GAAP):

Under US GAAP, the net loss figures for the years ended April 31, 2004 and 2003 would be adjusted as follows:

	Net Loss
	2004 $	2003 $
Canadian GAAP loss	(6,926,680)	(8,195,597)
Adjustment to accretion of the convertible debt discount (a)	(154,999)	9,667
Adjustment to accretion of the term debt discount (a)	37,109	—

US GAAP loss	(7,044,570)	(8,185,930)

Basic and diluted loss per share based on US GAAP	$(0.41)	$(1.03)

For all periods presented, net loss is equal to other comprehensive loss.

	Shareholders’ Deficiency
	2004 $	2003 $
Canadian GAAP deficiency	(7,966,399)	(1,908,720)
Adjustment to deficit (accretion of the convertible debt discount (a))	(145,332)	9,667
Adjustment to deficit (accretion of the term debt discount (a))	37,109	—
Adjustment to capital stock (equity component of convertible debenture (a))	368,664	997,664
Adjustment to capital stock (equity component of term debt (a))	148,437	—

US GAAP deficiency	(7,557,521)	(901,389)

(a)	Accounting for convertible debenture issued with detachable common share warrants and term debt issued with detachable common share warrants

Under US GAAP, only the detachable warrants are assigned a carrying value and recorded in equity. Also under US GAAP, the relative fair values of the convertible debenture, term debt and detachable common share warrants should be used when allocating the proceeds received between the various components. Accordingly under US GAAP, the convertible debenture would decrease by $223,332 (2003 - $1,007,331), accretion of convertible debt discount, general and administrative expenses, and net loss would increase by $154,999 (2003 - decrease of $9,667), the equity component of the convertible debenture, representing the detachable common share warrants, would increase by $368,664 (2003 - $997,664), the term debt would increase by $111,328 (2003 - $NIL), the accretion of term debt discount, general and administrative expenses, and net loss would decrease by $37,109 (2003 - $NIL), and the equity component of term debt, representing the detachable common share warrants, would decrease by $148,437 (2003 - $NIL).

(b)	Accounting for investment tax credits

Under US GAAP, the benefit of investment tax credits would be recorded as an income tax recovery, rather than as a reduction of research and development expense under Canadian GAAP. Accordingly, under US GAAP, research and development expense and the loss from operations would increase by $230,000 to $3,201,492 and $7,156,680 (2003 – $NIL) respectively. An income tax recovery of $230,000 (2003 - $NIL) would be reflected resulting in no change to the net loss.

(c)	Basic and diluted loss per common share

Loss per share has been calculated on the basis of net loss divided by the weighted average number of common shares outstanding during the year. Diluted loss per common share is calculated by dividing the applicable net loss by the sum of the weighted average number of common shares outstanding and all additional common shares that would have been outstanding if potentially dilutive common shares had been issued during the period. The treasury stock method is used to compute the dilutive effect of options and warrants. For all years presented, diluted loss per share is the same as basic loss per share.

(d)	Accounts payable and accrued liabilities are comprised of:

	2004 $	2003 $
Trade payables	436,431	115,765
Salaries payable	113,002	114,746
Interest on convertible debt and term debt	598,183	101,432
Other accrued liabilities	134,081	188,355

Accounts payable and accrued liabilities	1,281,697	520,298